THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KLDISCOVERY INC.

(Originally incorporated on August 2, 2018 under the name Pivotal Acquisition Corp.)

KLDiscovery Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (as it now exists or may hereafter be amended or supplemented, the “DGCL”), does hereby certify that:

1.
The original Certificate of Incorporation of the corporation, which was incorporated under the name Pivotal Acquisition Corp., was filed with the Secretary of State of the State of Delaware on August 2, 2018, and subsequently amended and restated with the filing of the Amended and Restated Certificate of Incorporation on January 31, 2019 and the Second Amended and Restated Certificate of Incorporation on December 19, 2019, and subsequently amended on June 17, 2024 (as so amended and restated, the “Prior Certificate”).
2.
This Third Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Prior Certificate. This Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 141(f), 242 and 245 of the DGCL.
3.
The text of the Prior Certificate is hereby amended and restated in its entirety as follows:

FIRST: The name of the corporation is KLDiscovery Inc. (the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:

Effective as of the effectiveness of the Third Amended and Restated Certificate of Incorporation (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Corporation (the “Old Common Stock”) issued prior to the Effective Time (including shares held by the Corporation as treasury stock) shall automatically, without any further action on the part of the Corporation or any holder of Old Common Stock, and whether or not certificates (if any) representing such shares of Old Common Stock are surrendered to the Corporation or its transfer agent, be reclassified and changed into one validly issued, fully paid and nonassessable share of Class A Common Stock (as defined below) (the “Reclassification”). Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock, if any, shall, immediately after the Effective Time, cease to represent any equity interest in the Corporation.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 4,501,000,000, which shall be divided into four classes as follows:

2,500,000,000 shares shall be Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), 1,000,000,000 shares shall be Class B-1 Common Stock, par value $0.0001 per share (the “Class B-1 Common Stock”), 1,000,000,000 shares shall be Class B-2 Common Stock, par value $0.0000001 per share (the “Class B-2 Common Stock”, and together with the Class A Common Stock and Class B-1 Common Stock, the “Common Stock”), and 1,000,000 shares shall be Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.
Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law. Subject to the voting or consent rights, if any, of the holders of any outstanding shares of Preferred Stock, the number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL. For the avoidance of doubt and notwithstanding anything herein to the contrary, subject to the voting or consent rights, if any, of the holders of any outstanding shares of Preferred Stock, the elimination and reduction of the voting requirements of Section 242 of the DGCL, as permitted by Section 242(d) of the DGCL, shall apply to amendments to the Amended and Restated Certificate (as defined below).
B.
Common Stock.
1.
General. The voting, dividend, liquidation, and conversion rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors. The number of outstanding shares of Class B-1 Common Stock and Class B-2 Common Stock must be equal to each other at all times, and the Corporation shall not have power to issue, dispose from treasury, or acquire (whether by repurchase, redemption, surrender or otherwise) shares of Class B-1 Common Stock or Class B-2 Common Stock unless, immediately following such issuance, disposition or acquisition, there shall be an equal number of outstanding shares of Class B-1 Common Stock and Class B-2 Common Stock.
2.
Voting. Each share of Class A Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders or in connection with any action by written consent; each share of Class B-1 Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders or in connection with any action by written consent, other than the election, removal or replacement of directors, and shall not entitle the holder thereof to vote on, or act by written consent with respect to, the election, removal or replacement of directors; and each share of Class B-2 Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote (including by written consent) only on the election, removal or replacement of directors and shall not entitle the holder thereof to vote on, or act by written consent with respect to, any other matter unless otherwise provided herein or required by law.
3.
Single Class. Except as otherwise expressly provided herein, or required by law, on any matter submitted to a vote of the holders of Common Stock, the holders of the Class A Common Stock, the Class B-1 Common Stock and/or the Class B-2 Common Stock, as applicable, entitled to vote on such matter shall vote together as such as a single class with any series of Preferred Stock entitled to vote thereon, and not separately as separate classes, at any annual meeting or special meeting of the stockholders of the Corporation, or in connection with any action taken by written consent.
4.
Amendment. Except as otherwise required by law or provided in this Third Amended and Restated Certificate of Incorporation (as it may be amended from time to time, and including any certificate of designation filed with respect to any series of Preferred Stock, the “Amended and Restated Certificate”), holders of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, as such, shall not be entitled to vote on any amendment to the Amended and Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to the Amended and Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock).
5.
Number of Shares. Subject to the voting or consent rights, if any, of the holders of any outstanding shares of Preferred Stock, the number of authorized shares of each of the Class A Common Stock, the Class B-1 Common Stock, and the Class B-2 Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding and, in the case of Class A Common Stock, not below a number of shares thereof equal to the sum of the number of shares of Class A Common Stock then outstanding plus the number of shares of Class B-1 Common Stock then outstanding and, in the case of Class B-1 Common Stock and Class B-2 Common Stock, not below a number of shares thereof equal to the sum of the number of shares of Class B-1 Common Stock or Class B-2 Common Stock, as applicable, then outstanding plus the number of shares of Class A Common Stock then outstanding and convertible into Class B-1 Common Stock and Class B-2 Common Stock) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased. For the avoidance of doubt and notwithstanding anything herein to the contrary, subject to the voting or consent rights, if any, of the holders of any outstanding shares of Preferred Stock, the elimination and reduction of the voting requirements of Section 242 of the DGCL, as permitted by Section 242(d) of the DGCL, shall apply to amendments to the Amended and Restated Certificate.
6.
Dividends.
i.
Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Class A Common Stock and the Class B-1 Common Stock, equally, identically and ratably, on a per share basis, at such times and in such amounts as the Board of Directors in its discretion shall determine; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, (i) the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, (ii) the holders of Class B-1 Common Stock shall receive Class B-1 Common Stock or rights to acquire Class B-1 Common Stock, as the case may be, and (iii) in the case of rights to acquire Common Stock, such rights shall be substantially identical other than the class of Common Stock for which they are exercisable. Notwithstanding the foregoing, the Board of Directors may declare and pay a dividend to the holders of the Class A Common Stock or Class B-1 Common Stock that is not equal, identical and ratable to the dividend, if any, declared and paid to the holders of the Class B-1 Common Stock or Class A Common Stock (whether in the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise) if the declaration and payment of such a dividend are approved in advance by the affirmative vote (or written consent) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B-1 Common Stock, each voting separately as a class.
ii.
Except as otherwise provided under the Amended and Restated Certificate, dividends shall not be declared by the Board of Directors or paid in respect of Class B-2 Common Stock; provided, however, that:
A.
in the event that any shares of Class B-1 Common Stock or any right to acquire any shares of Class B-1 Common Stock are issued as a dividend to the holders of Class B-1 Common Stock, a corresponding number of shares of Class B-2 Common Stock or rights to acquire a corresponding number of shares of Class B-2 Common Stock, respectively, shall be issued pro rata to the holders of Class B-2 Common Stock as a dividend and, in the case of rights to acquire Common Stock, such rights must be substantially identical other than the class of Common Stock for which they are exercisable.
B.
on or as soon as reasonably practicable after the Effective Time, the holders of shares of Class B-2 Common Stock, as such, shall be entitled to receive a fixed cash dividend equal to CAD$10,000 (grossed up by the amount of any withholding or similar tax required by law to be imposed on such dividend), prorated among all such outstanding shares as of the record date for such dividend, and thereafter shall be entitled to receive on an annual basis a fixed cash dividend equal to CAD$10,000 (grossed up by the amount of any withholding or similar tax required by law to be imposed on such dividend), prorated among all such outstanding shares as of the record date for such dividend; provided, that to the extent the Corporation may not lawfully pay such dividend, such dividend shall accrue and, to the extent the Corporation may lawfully pay such dividend or portion thereof, the Corporation shall promptly pay such accrued and unpaid dividends or portion thereof. Notwithstanding anything contained in the Amended and Restated Certificate to the contrary, this Article FOURTH, Section B(6)(ii)(B) may not be amended, altered, repealed or rescinded, in whole or in part, nor may any provision inconsistent with this Article FOURTH, Section B(6)(ii)(B) be adopted (in each case, whether directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise), without, in addition to any other vote required by the DGCL or the Amended and Restated Certificate, the affirmative vote of the holders of a majority of the shares of Class B-2 Common Stock.
7.
Merger. In addition to any other vote required by law, the affirmative vote of the holders of a majority of the then-outstanding Class A Common Stock and Class B-1 Common Stock, voting as two separate classes, shall be required to approve any merger, consolidation, conversion, transfer, domestication or continuance (whether or not the Corporation is the surviving person) unless holders of the Class A Common Stock and Class B-1 Common Stock, as such, will be entitled to receive ratable, equal and substantially identical per share payments or distributions, if any, in connection with such merger, consolidation, conversion, transfer, domestication or continuance, in which case they shall vote together as a single class with respect to any vote on the merger, consolidation, conversion, transfer, domestication or continuance required by applicable law; provided, however, that in the event that the holders of Class A Common Stock and Class B-1 Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing shall be deemed satisfied, and then-outstanding Class A Common Stock and Class B-1 Common Stock shall vote together as a single class with respect to any vote on the merger, consolidation, conversion, transfer, domestication or continuance required by applicable law, if holders of each such class are granted substantially similar election rights. In the event of any merger, consolidation, conversion, transfer, domestication or continuance (whether or not the Corporation is the surviving person) in which all of the outstanding shares of each class of Common Stock do not remain outstanding, the holders of Class B-2 Common Stock, as such, shall be entitled to receive an amount per share of Class B-2 Common Stock equal to the par value of such share (with the amount payable to each holder of Class B-2 Common Stock, as such, for the aggregate number of shares of Class B-2 Common Stock owned by such stockholder rounded up to the nearest whole cent), and no more.
8.
Conversion.
i.
Conversion Rights; Related Redemption.
A.
Shares of Class A Common Stock shall be convertible at any time at the option of the holder of such shares into an equal number of shares of Class B-1 Common Stock and an equal number of shares of Class B-2 Common Stock but only if, at such time, such holder of Class A Common Stock is, without giving effect to the applicable conversion in question, the record owner of shares of Class B-1 Common Stock or Class B-2 Common Stock. Any such holder converting any of its shares of Class A Common Stock may require that any such shares of Class B-2 Common Stock (that would otherwise be issued to such holder pursuant to such conversion) be issued to any of its Affiliates (as defined in the Stockholders Agreement (as defined below)) or any holder of Class B-2 Common Stock as may be designated by such requesting holder. Subject to Article FOURTH Section (B)(8)(ii)(C), shares of Class B-1 Common Stock shall be convertible at any time into an equal number of shares of Class A Common Stock at the option of the holder of such shares of Class B-1 Common Stock, if and only if contemporaneously with such conversion, an equal number of shares of Class B-2 Common Stock are redeemed by the Corporation pursuant to Article FOURTH Section (B)(8)(ii)(C).
ii.
Conversion Mechanics. Subject to Article FOURTH Section (B)(8)(ii)(C):
A.
Each conversion of shares pursuant to Article FOURTH Section (B)(8)(i)(A) shall be effected by delivery to the Corporation at its principal office or to the Corporation’s transfer agent of prior written notice by the holder of such shares stating the number of shares that any such holder desires to so convert and, in connection with a conversion of Class B-1 Common Stock, identifying the holder of Class B-2 Common Stock whose shares will be automatically redeemed in connection with such conversion pursuant to Article FOURTH Section (B)(8)(ii)(C) (“Conversion Notice” and the holder identified therein, the “Redeemed Stockholder”). Subject to Article FOURTH Section (B)(8)(ii)(C), such conversion shall be deemed to have been effected as of the close of business on the date of receipt of the Conversion Notice and at such time, the rights of any such holder with respect to the converted Class A Common Stock or Class B-1 Common Stock, as applicable, shall cease.
B.
The holder of any shares to be converted shall pay (or reimburse the Corporation for) any and all documentary, stamp or similar issue or transfer taxes in respect of the conversion or other costs incurred by the Corporation or the holder in connection with such conversion. Upon any conversion, the Corporation shall issue and deliver to the holder of the shares of Common Stock issued upon such conversion a notice of issuance of uncertificated shares.
C.
As a condition precedent to any conversion of Class B-1 Common Stock pursuant to Article FOURTH Section (B)(8)(i)(A), the Corporation shall, to the fullest extent permitted by law, redeem from the Redeemed Stockholder an equal number of shares of Class B-2 Common Stock for a per share redemption price equal to the par value of such share (with the amount payable to the Redeemed Stockholder for the aggregate number of shares of Class B-2 Common Stock redeemed rounded up to the nearest whole cent). Any purported conversion of shares of Class B-1 Common Stock that is not accompanied by a simultaneous redemption of an equal number of shares of Class B-2 Common Stock pursuant to this Article FOURTH Section (B)(8)(ii)(C) shall be void ab initio, and no such purported conversion of the Class B-1 Common Stock into shares of Class A Common Stock shall be deemed to occur. Any redemption of Class B-2 Common Stock that occurs pursuant to this Article FOURTH Section (B)(8)(ii)(C) shall be deemed effective at the time that the corresponding conversion of Class B-1 Common Stock is deemed to be effective or to occur pursuant to Article FOURTH Section (B)(8)(ii)(A), and at such time, such shares of Class B-2 Common Stock shall no longer be deemed outstanding and the rights of any previous holder of Class B-2 Common Stock with respect to such stock shall cease.
iii.
The Corporation shall not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock in accordance with the provisions of the Amended and Restated Certificate and subject to applicable law.
iv.
Notwithstanding anything contained in the Amended and Restated Certificate to the contrary, this Article FOURTH, Section B(8) may not be amended, altered, repealed or rescinded, in whole or in part, nor may any provision inconsistent with this Article FOURTH, Section B(8) be adopted (in each case, whether directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise), without, in addition to any other vote required by the DGCL or the Amended and Restated Certificate, the affirmative vote of the holders of a majority of the shares of Class B-1 Common Stock.
9.
Liquidation. Subject to the rights of any holders of any outstanding shares of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Corporation shall distribute its assets to holders of Common Stock as follows:
i.
First, to each holder of Class B-2 Common Stock outstanding, an amount per share of Class B-2 Common Stock equal to the sum of (x) any unpaid dividends accrued on such share pursuant to Article FOURTH, Section B(6)(ii)(B) and (y) $0.0000001 per share (with the amount payable to each holder of Class B-2 Common Stock, as such, for the aggregate number of shares of Class B-2 Common Stock owned by such stockholder rounded up to the nearest whole cent).
ii.
Second, and after the payment in full of the amounts set out in Article FOURTH, Section (B)(9)(i), to the holders of shares of Class A Common Stock and Class B-1 Common Stock, as such, the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Class A Common Stock and Class B-1 Common Stock held by them. The holders of the Class B-2 Common Stock, as such, shall not be entitled to receive any such distributions pursuant to this Article FOURTH, Section (B)(9)(ii).
10.
Subdivisions, Combinations. Without the affirmative vote of the holders of a majority of the then-outstanding shares of each class of Common Stock, voting as separate classes, the Corporation may not subdivide or combine the shares of any class of Common Stock unless the shares of the other classes of Common Stock concurrently are subdivided or combined in the same proportion and in the same manner.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.
Stockholders Agreement.

1. For purposes of the Amended and Restated Certificate, “Stockholders Agreement” means the Stockholders Agreement dated August 14, 2024, by and among the Corporation, 1397225 Ontario Limited and the affiliates of MGG Investment Group LP listed on the signature pages thereto, as it may be amended from time to time by the parties thereto in accordance with its terms. The Corporation shall maintain a copy of the Stockholders Agreement at the principal offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. In addition, the Corporation shall provide prompt notice of any amendment to the Stockholders Agreement to its stockholders; provided that if the Class A Common Stock is then listed on a national securities exchange, such notice may be deemed given if disclosed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to § 13, § 14 or § 15(d) (15 U.S.C. § 78m, § 77n or § 78o(d)) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or the corresponding provisions of any subsequent United States federal securities laws, rules or regulations. For purposes of the Amended and Restated Certificate, a “Termination Event” shall mean termination of the Stockholders Agreement pursuant to its terms.

2. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors and shall be conducted in accordance with the bylaws of the Corporation (as amended from time to time, the “Bylaws”) and, prior to a Termination Event, the Stockholders Agreement. In furtherance thereof, prior to a

Termination Event, the requirements for creation and composition of any committee of the Board of Directors, qualifications to be chosen, and to continue to serve, as Chair of the Board of Directors, the size of the Board of Directors and qualifications of its members, quorum and action of the Board of Directors, approvals for certain actions, and manner of choosing officers of the Corporation, terms of office of such officers, and filling of vacancies in officer positions, shall be those as are set forth in the Stockholders Agreement.

3. Notwithstanding anything in the Amended and Restated Certificate to the contrary, prior to a Termination Event, (i) the Corporation is not authorized to engage in any act or activity that would constitute a breach by the Corporation of the Stockholders Agreement, including by any amendment to the Amended and Restated Certificate (whether directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise), and (ii) the Corporation shall lack the power to engage in any such act or activity, which shall be void ab initio unless (in the case of either of clauses (i) or (ii)) such act or activity is approved, or ratified after such act or activity occurs, by the consent of the Major Stockholders (as defined in the Stockholders Agreement). For the avoidance of doubt, a breach of the Stockholders Agreement shall not occur if an act or activity would constitute a breach of a contractual right of one or more of the parties to the Stockholders Agreement and such right has been waived (either by a limited waiver or otherwise and whether before or after such act or activity occurs) by such party or parties.

4. Prior to the Termination Date, in the event of any conflict between the terms and provisions of the Amended and Restated Certificate and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control, except as provided otherwise by mandatory provisions of the DGCL that cannot be altered as a matter of public policy. For the avoidance of doubt, the voting powers attached (as such term “attached” is used in the Pension Benefits Act Regulations (Ontario)) to each share of stock (including the power to vote on the election and removal of directors) shall be those as set forth in the Amended and Restated Certificate, and provisions in the Stockholders Agreement obligating parties thereto to exercise those voting powers as required therein shall not be deemed to change the voting powers so attached to each share of stock as set forth in the Amended and Restated Certificate.

B.
Election of directors need not be by ballot unless the Bylaws so provide.
C.
Subject, prior to a Termination Event, to the Stockholders Agreement, in furtherance and not in limitation of the rights, power, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws as provided in the Bylaws. The Corporation may in its Bylaws, and subject, prior to a Termination Event, to the Stockholders Agreement, confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.
D.
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware, of the Amended and Restated Certificate, the Bylaws, and, prior to a Termination Event, the Stockholders Agreement; provided, however, that no bylaw shall invalidate any prior act of the directors which was valid prior to such bylaw having been made.
E.
Any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.
F.
All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified, or until their earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by stockholders and not directors. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified.

SIXTH:

A. The personal liability of the directors and officers of the Corporation to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director or officer is hereby eliminated to the fullest extent permitted by the DGCL.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, shall indemnify, advance expenses and hold harmless all persons whom it may indemnify pursuant thereto (for the avoidance of doubt, including but not limited to the Corporation’s current and former directors and officers). The Corporation may, by action of the Board of Directors, provide rights to indemnification and to advancement of expenses to such other employees or agents of the Corporation or its subsidiaries to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL. Expenses (including attorneys’ fees) incurred by a current or former officer or director of the Corporation in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

C. If a claim under Article SIXTH, Section B is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article SIXTH or otherwise shall be on the Corporation.

D. Any amendment, repeal or modification of this Article SIXTH, or the adoption of any provision of the Amended and Restated Certificate inconsistent with this Article SIXTH, shall not adversely affect any right or protection existing hereunder immediately prior to such amendment, repeal, modification, or adoption (for the avoidance of doubt, including but not limited to those rights and protections of current and former directors and officers). If the DGCL is amended after approval by the stockholders of this Article SIXTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

SEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the Superior Court of the State of Delaware, or if such other court does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or its directors, officers or other employees, agents, or stockholders, arising pursuant to any provision of the DGCL or the Amended and Restated Certificate or the Bylaws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the Corporation or its directors, officers or other employees, agents, or stockholders, governed by the internal affairs doctrine, in each such case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. Notwithstanding the foregoing, the provisions of this Article SEVENTH will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

EIGHTH: Subject, prior to the Termination Date, to the terms of the Stockholders Agreement and to any other applicable provisions of the Amended and Restated Certificate, from time to time any of the provisions of the Amended and Restated Certificate may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by the Amended and Restated Certificate are granted subject to the provisions of this Article EIGHTH. Notwithstanding any other provision of the Amended and Restated Certificate, and in addition to any vote required by applicable law and any approval required under the Stockholders Agreement, prior to a Termination Event, the Corporation shall not amend, alter or repeal, or adopt any provision inconsistent with, the following provisions, whether directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise, without, in addition to any other vote required by the DGCL or the Amended and Restated Certificate, obtaining the affirmative vote of each of the Major Stockholders: (i) Article FIFTH, Section A of the Amended and Restated Certificate, or (ii) any other provision of the Amended and Restated Certificate that references the Stockholders Agreement. If any provision or provisions of this Article EIGHTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article EIGHTH (including, without limitation, each portion of any sentence of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article EIGHTH.

NINTH:

A.
Corporate Opportunity - Scope. In recognition and anticipation that (i) each Major Stockholder will remain, for some period of time, a stockholder of the Corporation, (ii) the Corporation and the Exempted Persons (as defined below) may engage in the same or similar activities or lines of businesses and may have an interest in the same or similar areas of corporate opportunities, (iii) the Corporation will derive benefits from its existing and potential future contractual, corporate and business relations with the Exempted Persons (including the service of officers, employees or directors) and (iv) there will be benefits in providing guidelines for such Exempted Persons with respect to the allocation of corporate opportunities and other matters, the provisions of this Article NINTH are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means each Major Stockholder and each of their Affiliates (as defined in the Stockholders Agreement), successors, directly or indirectly managed funds or vehicles, partners, principals, directors, officers, members, managers and employees, including any of the foregoing who serve as officers or directors of the Corporation; provided, that Exempted Persons shall not include the Corporation or any of its subsidiaries.
B.
Competition and Allocation of Corporate Opportunities. The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply to any Exempted Person with respect to the Corporation or any of its subsidiaries except as otherwise set forth herein. To the fullest extent permitted by law, the Exempted Persons shall not have any fiduciary duty to refrain from and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by, (i) engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, (ii) engaging directly or indirectly in business with a competitor of the Corporation or any of its subsidiaries or (iii) otherwise competing with the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries; provided, that the foregoing waiver of corporate opportunities by the Corporation contained in this sentence shall not apply to any such corporate opportunity that is expressly and exclusively offered to a director or officer of the Corporation in his or her capacity as such. To the fullest extent permitted by law, the Corporation and its subsidiaries expressly waive any claim that the actions permitted by this Article NINTH, Section B, breach any duty owed to the Corporation, its subsidiaries or any of their respective stockholders, and any right to assert that such actions constitute a conflict of interest by such Exempted Persons with respect to the Corporation, its subsidiaries or any of their respective stockholders.
C.
Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article NINTH, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially or legally able or contractually permitted to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.
D.
Limitation of Director Liability. To the fullest extent permitted by law, no amendment or repeal of this Article NINTH in accordance with the provisions hereof shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article NINTH shall not limit or eliminate any protections or defenses otherwise available to, or any rights to indemnification or advancement of expenses of, any director or officer of the Corporation under the Amended and Restated Certificate, the Bylaws, any agreement between the Corporation and such officer or director, or any applicable law.
E.
Deemed Notice. Any person or entity purchasing, holding or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article NINTH.

TENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ELEVENTH: If any provision or provisions of the Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Amended and Restated Certificate (including, without limitation, each portion of any sentence of the Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by the undersigned officer on this 14th day of August, 2024.

By: /s/ Chris Weiler

Name: Chris Weiler

Title: Chief Executive Officer